Exhibit 5.1

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

November 15, 2005

Tanox, Inc.

10301 Stella Link Road

Houston, Texas 77025

Ladies and Gentlemen:

We have acted as counsel for Tanox, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement No. 333-125336 on Form S-3, as amended (the “Registration Statement”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of, among other securities, (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Shares”), (iii) warrants to purchase Common Shares and warrants to purchase Preferred Shares (“Warrants”), and (iv) senior and subordinated debt securities (“Debt Securities”) of the Company, and together to be offered by the Company and having an aggregate initial public offering price not to exceed $100,000,000, in the case of clauses (i) through (iv) on terms to be determined at the time of the offering. The Common Shares, the Preferred Shares, the Warrants and the Debt Securities are each individually referred to herein as a “Security” and collectively referred to herein as the “Securities.” All capitalized terms which are used herein but not defined herein shall have the meanings assigned to them in the Registration Statement or in the applicable Indenture (as defined below), as the case may be.

The Debt Securities will be issued pursuant to (i) a senior indenture (the “Senior Indenture”) or (ii) a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be entered into between the Company and a financial institution to be named therein, as trustee (the “Trustee”), substantially in the forms attached as Exhibits 4.3 and 4.4 to the Registration Statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities.

The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent.

In arriving at the opinions expressed below, we have examined (i) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws of the Company, as amended to date, (ii) the Registration Statement, (iii) the Prospectus, (iv) the form of Senior Indenture and the form of Subordinated Indenture, (v) certified copies of certain resolutions adopted by the Board of Directors of the Company (the “Board”) and (vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, faxed or conformed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending its effectiveness will have been issued and remain in effect;

(ii) any supplemental indenture to any of the Indentures and any Board Resolution and/or Officer’s Certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities are established and issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate;

(iii) the form and terms of such Debt Securities, when established, the form and terms of any Warrants, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Warrants), the issuance, sale and delivery thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture or Warrant Agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Certificate of Incorporation or Bylaws of the Company, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board, and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement);

(iv) the Trustee for the holders of Debt Securities outstanding under any Indenture will have its chief executive office and the principal corporate trust office (from which the trusts established by such Indenture will be administered) located in the State of New York;

(v) (A) at the time of execution, authentication, issuance and delivery of the Indentures and Debt Securities, the Indentures will have been duly authorized, executed and delivered by the Company in accordance with its Certificate of Incorporation and Bylaws and the applicable laws of the United States, the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”), (B) the execution, delivery and performance by the Company of the Indentures and the Debt Securities will not violate the laws of New York or other applicable laws and (C) the execution, delivery and performance by the Company of the Indentures and the Debt Securities will not constitute a breach or a violation of any agreement or instrument which is binding on the Company;

(vi) the Company is and at all times material hereto will be a corporation duly organized and validly existing under the DGCL;

(vii) the Certificate of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and any certificate of designation in respect of Preferred Shares (“Certificate of Designation”) will be in conformity therewith and with applicable law; and

(viii) the consideration paid for any Common Shares or Preferred Shares will comply with applicable provisions of the DGCL, and the Delaware Constitution regarding the form and amount of consideration for valid issuance of capital stock.

Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below, we are of the opinion that:

1. With respect to any Common Shares or Preferred Shares, when (a) the Company has taken all necessary action to authorize and approve the issuance of such Common Shares and Preferred Shares and the terms of any such Preferred Shares, the terms of the offering thereof and related matters, and (b) such Common Shares and Preferred Shares, as applicable, have been duly executed, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided therein, such Common Shares and Preferred Shares (including (A) any Common Shares duly issued (x) upon the exchange or conversion of any Preferred Shares that are exchangeable or convertible into Common Shares, (y) upon the exercise of any Warrants exercisable for Common Shares, and (z) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Shares and (B) any Preferred Shares duly issued (y) upon the exercise of any Warrants exercisable for Preferred Shares, and (z) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Preferred Shares), as applicable, will be validly issued, fully paid and nonassessable.

2. With respect to any series of Debt Securities to be issued under the Senior Indenture, when (a) the Senior Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Senior Indenture, Board Resolution and/or Officers’ Certificate, as the case may be, have been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will constitute valid and legally binding obligations of the Company.

3. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, when (a) the Subordinated Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Subordinated Indenture, Board Resolution and/or Officers’ Certificate, as the case may be, has been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will constitute valid and legally binding obligations of the Company.

4. With respect to Warrants to be issued under a Warrant Agreement, when (a) the Company has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Company.

Each of the opinions above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing . We express no opinion as to any provisions relating to separability, purporting to disregard any course of dealing or setting forth any standard for performance that may not be objectively determinable.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the caption “Legal Matters” therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Andrews Kurth LLP